Exhibit 10.5

6-1162-DLJ-891R2


United Air Lines, Inc.
P.O. Box 66100
Chicago, Illinois  60666

Subject:        Letter Agreement No. 6-1162-DLJ-891R2
                to Purchase Agreement No. 1670 -
                Certain Contractual Matters

Gentlemen:

Reference is made to Purchase Agreement No. 1670 dated as of even date herewith (the Purchase Agreement) between The Boeing Company (Boeing), United Air Lines, Inc. (United) and United Worldwide Corporation (Worldwide), relating to the sale by Boeing and the purchase by United and Worldwide (collectively the Buyer) of thirty (30) Model 747-422 aircraft (hereinafter referred to as the Aircraft).

Further reference is made to Letter Agreement 1670-5 dated as of even date herewith to the Purchase Agreement relating to the granting of options to purchase thirty (30) Model 747-422 option aircraft (the Option Aircraft).

This letter, when accepted by Buyer contemporaneously with the execution of the Purchase Agreement, will become part of the Purchase Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meaning as in the Purchase
Agreement.



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3.  Use or Application of Credit Memoranda.

        Each credit memorandum issued per paragraph 1 above may be applied by Buyer to the final payment of the purchase price of the Firm Aircraft or Option Aircraft for which such credit memorandum was issued or in payment for Boeing proprietary spare parts or other Boeing goods and services.

4.  Advance Payment Base Price,

        Notwithstanding Articles 5.1 and 5.2 of the Purchase Agreement and paragraphs 4.1, and 4.2 of Letter Agreement 1670-5, for the sole purpose of calculation of advance payments, the Advance Payment Base Prices set forth or determined therein [*CONFIDENTIAL MATERIAL OMITTED AND FILED
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Agreement (the "Alternate Advance Payment Base Price").  The
amounts of such credits and the Alternate Advance Payment Base Price will be determined at the time advance payment base prices are determined in accordance with Article 5.1 of the Purchase Agreement and paragraph 4.1 of Letter Agreement 1670-5.

5.  Alternate Advance Payment Schedule.

        Notwithstanding the Advance Payment Schedules set forth in Article 5.2 of the Purchase Agreement and paragraph 4.4 of Letter Agreement No. 1670-5, the following advance payment schedule is substituted for the schedules detailed in such
Article 5.2 and paragraph 4.4. All other terms and conditions of such Article 5.2 and paragraph 4.4 will remain unchanged except as set forth in paragraph 4 above.

                                       Amount Due or
       Due Date of Payment           Paid per Aircraft






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Boeing shall defer remaining advance payments due pursuant to the Advance Payment Schedule set forth in Article 5.2 of the Purchase Agreement and paragraph 4.4 of Letter Agreement No. 1670-5 from the normal due date of each such payment to the date of delivery of the respective Aircraft. Boeing may, at its sole option select to either (i) permit such deferral without any interest charged to Buyer or (ii) charge Buyer interest on the amount of each advance payment deferred, calculated on the basis of a 365/366 day year from the actual number of days elapsed form the date each such advance payment is due to the date such advance payment is paid in full at a fluctuating rate per annum equal to [*CONFIDENTIAL MATERIAL
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plus the rate of interest announced publicly by Citibank, N.A.,
New York as its base rate, from time to time, as such bank's base rate may change, each change in such fluctuating rate to take place simultaneously with the corresponding change in such base rate, calculated on the basis of a year of 365/366 days for the actual number of days elapsed. If Boeing elects option
(ii) above, Buyer shall pay to Boeing such deferred advance payments and interest due thereon, on the date of delivery of each Aircraft to which such deferred advance payment applies and Boeing shall issue a credit memorandum to Buyer in the amount equal to the accrued interest on deferred advance payments for each Aircraft upon delivery of such Aircraft to Buyer.






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8.  Base Airframe Price [*CONFIDENTIAL MATERIAL OMITTED AND
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PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] is increased by Boeing then to the extent that such increases are not due to the causes listed below, Boeing will provide at delivery of each Aircraft a credit memorandum in an amount equal to any increase above such base airframe price.

        Such causes are:

        (i)    Changes mandated by U.S. Government
requirements. Any such changes will be program priced so as to allocate the nonrecurring costs of such changes to the largest number of aircraft reasonable.

        (ii)   Buyer agreed changes.

        (iii)  Price increases by Boeing's vendors or
subcontractors for airframe components, equipment, subassemblies or installations installed in the Aircraft.

        If the airframe base price increases are due to any of the causes listed above, Boeing will provide Buyer with a listing identifying any increase with respect to such causes. Any increases resulting from (iii) above will only be to the extent that such increases are in excess of any recovery through the airframe escalation provisions of the Purchase Agreement. Further, any such increases will be calculated to include offsets for reduced prices for or deletions of any other items described in (iii) above.

        (This paragraph shall not apply to any Aircraft after definitive agreement for Buyer's purchase of such Option
Aircraft.)

9.  Certain Substitution Rights Regarding Greater Seating
Capacity Aircraft.

        If Boeing decides to proceed with the development and production of a greater capacity aircraft ("Greater Seating Capacity Aircraft"), than that specified in Exhibit A, then Buyer may substitute such Greater Capacity Aircraft, subject to the terms thereof. Boeing will advise Buyer as soon as possible of its decision regarding offerability of the Greater Seating Capacity Aircraft. If Boeing elects to offer the Greater Seating Capacity Aircraft, Boeing will issue a proposal and business offer to Buyer as soon as practicable, specifying available Greater Seating Capacity Aircraft positions in a similar time period to the Aircraft. If Buyer accepts such proposal and business offer and enters into a definitive agreement within thirty (30) days thereafter, Buyer may substitute Greater Seating Capacity Aircraft for the 747-400 Aircraft which is the subject of this Purchase Agreement on a one-for-one basis.

10.  Changes to Performance Guarantees.

        Boeing may adjust, change or modify performance guarantees set forth in Letter Agreement 6-1162-DLJ-860 without Buyer's consent with respect to the Aircraft referred to in
Article 2, as specifically permitted by Letter Agreement 6-1162-DLJ-860 and by Article 7.2 as modified by paragraph 7 of this Letter Agreement ; provided, however, with respect to
Article 7.2, that Boeing may adjust, change or modify performance guarantees solely as a result of increases in weight as compared to the weights specified in the performance guarantees set forth in Letter Agreement 6-1162-DLJ-860, as they may be modified from time to time.








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13.  Non-Disclosure.

        The parties understand that certain commercial and financial information contained in this letter agreement is considered as privileged and confidential. The parties agree that they will treat such information as privileged and confidential and will not, without prior written consent of the other party, disclose such information to any other person except as may be required by (i) applicable law or governmental regulations, or (ii) for financing the Aircraft in accordance with the provisions of Article 11.2 of the Purchase Agreement. In connection with any such disclosure or filing of such information pursuant to any applicable law or governmental regulations; Buyer shall request and use its best reasonable efforts to obtain confidential treatment of such information. Boeing agrees to cooperate with Buyer in making and supporting its request for confidential treatment. In fulfilling its obligations under this paragraph 11, the parties shall only be required to use the same degree of care to prevent unauthorized disclosure and use of the information contained in this Letter Agreement as they would use to prevent the disclosure and use of its own commercial and financial information of the same or similar nature and which it considers proprietary or confidential.


If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY


By /s/ M. Monica Fix

Its Attorney in Fact


ACCEPTED AND AGREED TO this

Date: April 13, 1995

UNITED AIR LINES, INC.


By /s/ Douglas A. Hacker

Its Senior Vice President - Finance


UNITED WORLDWIDE CORPORATION


By Douglas A. Hacker

Its Senior Vice President